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                                                                   Exhibit 10.2a
                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, made effective as of the 27th day of July, 1993, by and between CHARLES T. BRUMBACK, of Chicago, Illinois ("Brumback") and TRIBUNE COMPANY, a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Company and Brumback are parties to an employment agreement dated as of August 1, 1990 which agreement, as amended, is now in full force and effect; and

     WHEREAS, the Company and Brumback now desire to further amend said agreement, and to replace it with the agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

     1. Employment. The Company agrees to employ Brumback, and Brumback agrees to remain in the full-time employ of the Company, for the period (the "Employment Period") beginning on the effective date of this Agreement and ending on the earliest to occur of December 31, 1994, the date as of which Brumback's employment terminates pursuant to paragraph 6 or paragraph 8 of this Agreement, or the date of Brumback's death. During the Employment Period, Brumback shall render such services of an executive or administrative character to the Company and its subsidiaries as the Company's Board of Directors may from time to time direct; provided, that such services are not of such nature as to diminish the prestige and responsibility of his position as an executive officer of the Company. Until the Company's Board of Directors shall determine otherwise, Brumback shall serve as the Company's Chairman and Chief Executive Officer. Brumback shall devote his best efforts and all of his business time and attention (except for usual vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its subsidiaries and shall, if elected to such a position, also serve as a director of the Company or of one or more of the Company's subsidiaries without additional compensation.

     2. Location. Brumback shall be based at, and shall perform his duties in, Chicago, Illinois, or at such other location as may be mutually agreed upon by Brumback and the Board of Directors of the Company. Brumback shall, however, also travel to other locations at such times as may be appropriate for the performance of his duties under this Agreement.

     3. Compensation. During the Employment Period, Brumback shall be compensated as follows:

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     (a)  Salary.  Brumback shall be paid a salary at a rate which is not less than six hundred ninety-five thousand dollars ($695,000) per year, exclusive of bonuses, if any, which may from time to time be awarded to Brumback at the discretion of the Board of Directors of the Company or its Governance and Compensation Committee. Brumback's salary shall be paid in bi-weekly installments.

     (b) Expenses. Brumback shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company relating to the reimbursement of expenses of its executive officers.

     (c) Fringe Benefits. Brumback shall be entitled to participate, during the Employment Period, in any and all pension, profit sharing, and other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company for its executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

     (d) Deductions and Withholding. All compensation and other benefits payable to or on behalf of Brumback pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Brumback or required by applicable law.

     4.  Deferred Compensation.

     (a) If Brumback continues in the active employ of the Company until the end of the Employment Period, he shall be entitled to receive, as deferred compensation, one hundred twenty-five thousand dollars ($125,000) per year for a period of ten (10) years. Such amount shall be paid in quarterly installments and shall commence within ninety (90) days after the last day of the Employment Period; provided, that if the Employment Period terminates pursuant to paragraph 8 (as a result of Brumback's voluntary termination) such payments shall commence within ninety (90) days after December 31, 1994.

     (b) If the Employment Period terminates as a result of Brumback's death, if the Employment Period terminates pursuant to paragraph 6 or paragraph 8 and Brumback dies prior to the date on which the payments provided for in paragraph 4(a) begin, or if Brumback dies within ten (10) years after the payments provided for in paragraph 4(a) have begun, the amounts that would otherwise have been paid to Brumback during such ten (10) year period (or the remainder thereof) shall be paid to the beneficiary or beneficiaries named in the last written instrument

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signed by Brumback for such purpose and received by the Company prior to his death; provided, that if Brumback fails to so name any beneficiary, such amounts shall be paid to Brumback's estate. Such amounts may be paid in annual or quarterly installments, in the Company's discretion, and shall commence within ninety (90) days after the date of Brumback's death.

     (c) If Brumback is living at the end of the ten (10) year period specified under paragraph 4(a), he shall be entitled to receive, as deferred compensation, payments at the rate of sixty thousand dollars ($60,000) per year for the remainder of his life. Such amounts shall be paid in quarterly installments and shall commence within ninety (90) days after the last day for which he received payments provided in paragraph 4(a).

     (d) If Mary H. Brumback survives Brumback, is married to him at the time of his death and is living on the tenth (10th) anniversary of the date on which the payments provided for in paragraph 4(a) began, she shall be entitled to receive payments at the rate of sixty thousand dollars ($60,000) per year for the remainder of her life. Such amounts shall be paid in quarterly installments, and shall commence within ninety (90) days after the later of the tenth (10th) anniversary of the date on which the payments provided for in paragraph 4(a) began or the date of Brumback's death.

     (e) Brumback agrees that he and his beneficiaries shall be unsecured, general creditors of the Company with respect to his or their right to receive such amounts.

     5.  Consulting and Advisory Services.

     (a) Due to Brumback's wide and intimate knowledge of all aspects of the operations of the Company and its subsidiaries, the Company desires to retain the benefit of Brumback's consulting and advisory services after the termination of the Employment Period. Accordingly, Brumback agrees that, subsequent to the Employment Period, he will render such consulting and advisory services to the Company as its Board of Directors may reasonably request. Brumback will inform the Company of any plans he may from time to time make for holidays or travel and the Company will not, except in emergencies, call for consulting or advisory services at times which would interfere with such plans; provided, that such plans shall not render Brumback unavailable for consultation for more than two
(2) months in any calendar year.

     (b) The Company shall compensate Brumback at the rate of Two Hundred Fifty Dollars ($250.00) per hour for the performance of consulting and advisory services rendered to the Company. Brumback shall keep, and shall submit to the Company upon request, adequate records of the time spent in the

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performance of such services. Brumback agrees that any amounts paid to him pursuant to this paragraph 5 shall, for purposes of federal, state, and local income taxes, be treated as compensation for the performance of services rendered as an independent contractor, and neither Brumback nor his successor shall take any position inconsistent with such treatment.

     6. Disability. If, during the Employment Period, Brumback shall become incapacitated by accident or illness and, in the opinion of the Board of Directors of the Company, shall be unable to perform the duties of the positions he then occupies for a period of six (6) consecutive months, the Company shall have the right to terminate the Employment Period effective at any time after such six (6) month period of disability by thirty (30) days advance written notice to Brumback. Brumback's right to receive his full salary during the period of disability prior to termination shall be in lieu of his rights, if any, to collect his full salary for a specified period (currently twenty-six
(26) weeks) under the Company's Short-Term Disability Plan.

     7. Other Benefits. Except to the extent provided in paragraph 6, the compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that Brumback or his beneficiaries may be entitled to receive under the provisions of any pension, profit sharing, disability, or other employee benefit plan now or hereafter maintained by the Company or by any of its subsidiaries.

     8. Termination. Brumback may voluntarily terminate his employment by giving one hundred and eighty (180) days prior written notice to the Company, whereupon the Employment Period shall terminate on the later of the date specified in such notice or the last day of such one hundred and eighty (180) day notice period.

     9.  Competition.

     (a) During the Employment Period, Brumback will not, except with the express written consent of the Board of Directors of the Company, become engaged in or permit his name to be used in connection with any business other than the businesses of the Company and its subsidiaries, whether or not such other business is competitive with the businesses of the Company or its subsidiaries; provided, that Brumback may participate in charitable, civic, and governmental activities to the extent that such participation does not conflict with his obligations to the Company under this Agreement.

     (b) In consideration of his continued employment by the Company, and of his entitlement to the amounts payable under paragraphs 4 and 5 of this Agreement, Brumback covenants and agrees that for a period of five (5) years after the termination

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of the Employment Period, he will not, except with the express written consent of the Board of Directors of the Company, engage directly or indirectly in or permit his name to be used in connection with the sale or distribution of any product or service which was being sold, offered, or developed for sale by the Company or any of its subsidiaries during a period of eighteen (18) months preceding the last day of the Employment Period, in an area within a radius of one hundred (100) miles of any city in which such product or service is then being sold or offered for sale by the Company or any of its subsidiaries.

     (c) For the purposes of this paragraph 9, the phrase, "engage directly or indirectly in" shall encompass: (i) all of Brumback's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm, or corporation (other than the Company and its subsidiaries), and (ii) Brumback's ownership of more than fifteen (15%) of the voting capital stock of any corporation, three percent (3%) or more of the gross income of which is derived from any business or businesses in which Brumback may not then engage.

     10. Confidential Information. Brumback agrees that he will not, without the prior written consent of the Board of Directors of the Company, during the term or after termination of his employment under this Agreement, directly or indirectly disclose to any individual, corporation, or other entity (other than the Company or any subsidiary thereof, their officers, directors, or employees entitled to such information, or to any other person or entity to whom such information is regularly disclosed in the normal course of the Company's business) or use for his own or such another's benefit, any information, whether or not reduced to written or other tangible form, which:

     (a)       is not generally known to the public or in the industry;

     (b) has been treated by the Company or any of its subsidiaries as confidential or proprietary; and

     (c) is of competitive advantage to the Company or any of its subsidiaries and in the confidentiality of which the Company or any of its subsidiaries has a legally protectible interest;

(such information being referred to in this paragraph 10 as "Confidential Information"). Confidential Information which becomes generally known to the public or in the industry, or in the confidentiality of which the Company and its subsidiaries cease to have a legally protectible interest, shall cease to be subject to the restrictions of this paragraph.

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     11.  Enforcement.  If, at the time of enforcement of any provision of paragraphs 9 and 10, a court of competent jurisdiction shall finally determine that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by Brumback of any of the provisions of paragraphs 9 and 10, the Company may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

     12. Rights in the Event of a Dispute. If a claim or dispute arises concerning the rights of Brumback or a beneficiary to benefits under the Agreement, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by Brumback or by anyone claiming under or through Brumback (such person being hereinafter referred to as "claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling such claim or dispute; provided, that Brumback or the claimant shall repay to the Company such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing Brumback's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined that such expenses were not incurred by Brumback or the claimant while acting in good faith.

     13.  General Provisions.

     (a) Assignments. This Agreement shall be binding upon, and shall inure to the benefit of, any successor to all or substantially all of the business or assets of the Company. Brumback's rights and interests under this Agreement may not be assigned, pledged, or encumbered by him without the Company's written consent.

     (b) Effect of Headings. The headings of paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

     (c) Modification, Amendment, Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure of either party at any time to enforce any of the

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provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (e) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (f) Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Illinois.

     (g) Notices. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, return receipt requested, addressed:

     If to the Company, to:

     Tribune Company
     435 North Michigan Avenue
     Chicago, Illinois 60611
     Attention:  Corporate Secretary; or

     If to Brumback, to:

     Charles T. Brumback
     1500 Lake Shore Drive
     Chicago, Illinois 60610;

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

     (i) Survival. The rights and obligations of the parties shall survive the term of Brumback's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

     (j) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter.

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     IN WITNESS WHEREOF,the parties hereto have executed this Agreement as of the day and year first above written.


                                  TRIBUNE COMPANY


                                  By Andrew J. McKenna
                                     ----------------------



                                     Charles T. Brumback
                                     ------------------------
                                     Charles T. Brumback

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